UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 5, 2014

AIRGAS, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
_________________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________________________________

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders (“Annual Meeting”) of Airgas, Inc. (the “Company”) was held on August 5, 2014, where the Company’s stockholders voted on the following:

(1)	the election of four directors of the Company;

(2)	the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015;

(3)	an advisory vote to approve the Company’s executive compensation; and

(4)	a stockholder proposal regarding the Company’s classified Board of Directors.

The final voting results for each such item are set forth below.
Election of Directors. The following persons were elected as directors for terms expiring at the 2017 Annual Meeting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter McCausland	45,560,285	19,903,088	3,755,434
Lee M. Thomas	40,027,585	25,435,788	3,755,434
John C. van Roden, Jr.	45,438,157	20,025,216	3,755,434
Ellen C. Wolf	45,428,300	20,035,073	3,755,434
Ratification of the Selection of Independent Registered Public Accounting Firm. The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
68,689,140	502,733	26,934
Advisory Vote to Approve the Company’s Executive Compensation. The following table summarizes the results of the advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,351,775	906,460	205,138	3,755,434

Stockholder Proposal Regarding the Company’s Classified Board of Directors. The following table summarizes the results of a proposal by a stockholder requesting the Board of Directors to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2015 be elected on an annual basis:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,921,296	18,478,988	63,089	3,755,434

The Company’s proxy materials also included a stockholder proposal regarding the Company’s voting standard for director elections; however, as a representative of the proponent was not in attendance at the Annual Meeting, the proposal was not presented for a vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2014
Airgas, Inc.
(Registrant)

/s/ ROBERT H. YOUNG, JR.
Robert H. Young, Jr.
Senior Vice President and General Counsel

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